Registration No. 333-__________

As filed with the Securities and Exchange Commission on March 9, 2011

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

 _________________________

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

________________________

CHARLIE GPS INC.

 (Name of small business issuer in its charter)

Nevada (State or Other Jurisdiction of Incorporation or Organization)	5000 (Primary Standard Industrial Classification Number)	EIN 27-4387595 (IRS Employer Identification Number)

101 Ridge rd
North Arlington NJ 07031
(201)401-4237

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

____________________________

INCORP SERVICES, INC.

 2360 Corporate Circle, Ste., Henderson NV 89014-8909

Tel: (702) 866-2500, Fax: (702) 866-2689

 (Address, including zip code, and telephone number,

including area code, of agent for service)

______________________________

Copies to:

David M. Loev		John S. Gillies
The Loev Law Firm, PC		The Loev Law Firm, PC
6300 West Loop South, Suite 280	&	6300 West Loop South, Suite 280
Bellaire, Texas 77401		Bellaire, Texas 77401
Phone: (713) 524-4110		Phone: (713) 524-4110
Fax: (713) 524-4122		Fax: (713) 456-7908

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Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box:   [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:   [  ]

If this form is a post-effective registration statement filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:   [  ]

If this form is a post-effective registration statement filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (check one):

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ]	Smaller reporting company [X]

(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount of Shares to be Registered	Proposed Maximum Offering Price per Share (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock	6,000,000	$0.01	$60,000	$6.97

(1)   Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 of the Securities Act of 1933, as amended.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

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 PROSPECTUS

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED. THERE IS NO MINIMUM PURCHASE REQUIREMENT FOR THE OFFERING TO PROCEED.

CHARLIE GPS INC.

6,000,000 SHARES OF COMMON STOCK

Initial Public Offering

This is the initial offering of common stock of Charlie GPS Inc. and no public market currently exists for the securities being offered.  We are offering for sale a total of 6,000,000 shares of common stock at a fixed price of $.01 per share. There is no minimum number of shares that must be sold by us for the offering to proceed, and we will retain the proceeds from the sale of any of the offered shares. The offering is being conducted on a self-underwritten, best efforts basis, which means our President, Jarnes Khorozian, will attempt to sell the shares. This Prospectus will permit our President to sell the shares directly to the public, with no commission or other remuneration payable to him for any shares he may sell.  Mr. Khorozian will sell the shares and intends to offer them to friends, family members and business acquaintances.  In offering the securities on our behalf, he will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934, as amended.

The shares will be offered at a fixed price of $.01 per share for a period of one hundred and eighty (180) days from the effective date of the registration of which this prospectus is a part. The offering shall terminate on the earlier of (i) the date when the Charlie GPS Inc decides to do so, or (ii) when the offering is fully subscribed for. We may, at our discretion, extend the offer up to an additional two (2) years from the date this offering is declared effective.

	Offering Price Per Share	Commissions	Proceeds to Company Before Expenses
Common Stock	$0.01	Not Applicable	$60,000
Total	$0.01	Not Applicable	$60,000

Charlie GPS Inc is a development stage company and currently has limited operations.  Any investment in the shares offered herein involves a high degree of risk.  You should only purchase shares if you can afford a loss of your investment.  Our independent registered public accountant has issued an audit opinion for Charlie GPS Inc which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”) for our common stock to be eligible for trading on the Over-the-Counter Bulletin Board.  To be eligible for quotation, issuers must remain current in their quarterly and annual filings with the SEC.  If we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Bulletin Board. We do not yet have a market maker who has agreed to file such application.  There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

We have not made any arrangements to place funds in an escrow, trust or similar account. Accordingly, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. If a creditor sues us and obtains a judgment against us, the creditor could garnish the bank account and take possession of the subscriptions.

As such, it is possible that a creditor could attach your subscription which could preclude or delay the return of money to you. If that happens, you will lose your investment and your funds will be used to pay creditors.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ AND CONSIDER THE SECTION OF THIS PROSPECTUS ENTITLED “RISK FACTORS” ON PAGES 6 THROUGH 10 BEFORE BUYING ANY SHARES OF CHARLIE GPS INC.’S COMMON STOCK.

 NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

SUBJECT TO COMPLETION, DATED MARCH 9, 2011

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TABLE OF CONTENTS

PROSPECTUS SUMMARY	5
RISK FACTORS	6
FORWARD-LOOKING STATEMENTS	10
USE OF PROCEEDS	11
DETERMINATION OF OFFERING PRICE	11
DILUTION	11
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	13
DESCRIPTION OF BUSINESS	17
LEGAL PROCEEDINGS	21
DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS	21
EXECUTIVE COMPENSATION	22
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	23
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	23
PLAN OF DISTRIBUTION	24
DESCRIPTION OF SECURITIES	25
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	26
LEGAL MATTERS	26
INTERESTS OF NAMED EXPERTS AND COUNSEL	26
EXPERTS	26
AVAILABLE INFORMATION	26
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	27
INDEX TO THE FINANCIAL STATEMENTS	27

WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE ANY INFORMATION OR REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU SHOULD NOT RELY ON ANY UNAUTHORIZED INFORMATION. THIS PROSPECTUS IS NOT AN OFFER TO SELL OR BUY ANY SHARES IN ANY STATE OR OTHER JURISDICTION IN WHICH IT IS UNLAWFUL. THE INFORMATION IN THIS PROSPECTUS IS CURRENT AS OF THE DATE ON THE COVER. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS.

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PROSPECTUS SUMMARY

AS USED IN THIS PROSPECTUS, UNLESS THE CONTEXT OTHERWISE REQUIRES, “WE,” “US,” “OUR,” AND “CHARLIE GPS INC.” REFERS TO CHARLIE GPS INC. THE FOLLOWING SUMMARY IS NOT COMPLETE AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT MAY BE IMPORTANT TO YOU.  YOU SHOULD READ THE ENTIRE PROSPECTUS BEFORE MAKING AN INVESTMENT DECISION TO PURCHASE OUR COMMON STOCK.

Charlie GPS INC.

We are a development stage company which is in the business of distribution of GPS tracking units with user ability to track their assets over internet based system. Charlie GPS Inc. was incorporated in Nevada on November 29, 2010. We intend to use the net proceeds from this offering to develop our business operations (See “Description of Business” and “Use of Proceeds”). Our principal executive offices are located at 101 Ridge Rd North Arlington NJ 07031. Our phone number is (201) 401-4237.

From inception until the date of this filing, we have had very limited operating activities.  Our financial statements from inception (November 29, 2010) through December 31, 2010, reports no revenues and a net loss of $291.  Our independent registered public accounting firm has issued an audit opinion for Charlie GPS Inc. which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

Charlie GPS Inc. started operations in the GPS business on November 29, 2010. We plan to offer a convenient and cost effective vehicle tracking solution comprising of a GPS tracking unit and software. Our GPS tracking unit provider, Shenzhen Tianling Electronics Technology Co. Ltd from China, agreed to sell us GPS units at $60 per unit. Shenzhen Tianling Electronics Technology Co. Ltd is an independent third party manufacturer in China. The GPS units were purchased subsequent to our year-end on December 31, 2010. To connect the GPS unit with our Base station we will use a cellular provider (our cost of one year Service per year is $80).We expect to resell units for $250 each with 12 months of plan service. Therefore our mark up will be $110 per unit.

Our sole source of revenue from operating will be selling of GPS units. In the 12 month period following the effectiveness of this registration statement by the Securities Exchange Commission we plan on selling 150 GPS units. As of February 15, 2011 we have purchased 20 units.

To date, we have developed our business plan and entered into agreements with two used car dealerships to provide GPS tracking systems for their Buy Here Pay Here needs.

 As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop.

THE OFFERING

The Issuer:	Charlie GPS Inc.
Securities Being Offered:	6,000,000 shares of common stock.
Price Per Share:	$0.01
Duration of the Offering:

The shares will be offered for a period of one hundred and eighty (180) days from the effective date of this prospectus. The offering shall terminate on the earlier of (i) the date when the sale of all 6,000,000 shares is completed, or (ii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 6,000,000 shares registered under the Registration Statement of which this Prospectus is part. The Company may extend the offering up to an additional two (2) years from the date this offering is declared effective. The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers within ninety (90) days of the close of the offering.

Gross Proceeds	$60,000
Securities Issued and Outstanding:	There are 8,000,000 shares of common stock issued and outstanding as of the date of this prospectus, held solely by our President and Secretary, Jarnes Khorozian.
Subscriptions	All subscriptions once accepted by us are irrevocable.
Registration Costs	We estimate our total offering registration costs to be approximately $8,000.
Risk Factors	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

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SUMMARY FINANCIAL INFORMATION

The tables and information below are derived from our audited financial statements for the period from November 29, 2010(Inception) to December 31, 2010.

Financial Summary	As of December 31, 2010 ($)
Cash and Deposits	8,000
Total Assets	8,000
Total Liabilities	291
Total Stockholder’s Equity	7,709

Statement of Operations	Accumulated From November 29, 2010 (Inception) to December 31, 2010 ($)
Total Expenses	291
Net Loss for the Period	(291)
Net Loss per Share	-

RISK FACTORS

An investment in our common stock involves a high degree of risk.  You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock.  If any of the following risks occur, our business, operating results and financial condition could be seriously harmed.  The trading price of our common stock, when and if we trade at a later date, could decline due to any of these risks, and you may lose all or part of your investment.

RISKS ASSOCIATED TO OUR BUSINESS

WE ARE SOLELY DEPENDENT UPON THE FUNDS TO BE RAISED IN THIS OFFERING TO START OUR BUSINESS, THE PROCEEDS OF WHICH MAY BE INSUFFICIENT TO ACHIEVE REVENUES AND PROFITABLE OPERATIONS. WE MAY NEED TO OBTAIN ADDITIONAL FINANCING WHICH MAY NOT BE AVAILABLE.

Our current operating funds are less than we require to complete our intended operations of operating a GPS tracking business. We need the proceeds from this offering to commence activities that will allow us to begin seeking financing of our business plan. As of December 31, 2010, we had cash in the amount of $8,000 and liabilities of $291. As of this date, we have had limited operations and no income. The proceeds of this offering may not be sufficient for us to achieve revenues and profitable operations. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

WE ARE A DEVELOPMENT STAGE COMPANY AND HAVE COMMENCED LIMITED OPERATIONS IN OUR BUSINESS. WE EXPECT TO INCUR OPERATING LOSSES FOR THE FORESEEABLE FUTURE.

We were incorporated on November 29, 2010 and to date have been involved primarily in organizational activities.  We have commenced limited business operations. Accordingly, we have no way to evaluate the likelihood that our business will be successful.  Potential investors should be aware of the difficulties normally encountered by new car rental companies and the high rate of failure of such enterprises.  The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the operations that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to the ability to generate sufficient cash flow to operate our business, and additional costs and expenses that may exceed current estimates. Prior to having an inventory of GPS units, we anticipate that we will incur increased operating expenses without realizing any revenues. We expect to incur significant losses into the foreseeable future. We recognize that if the effectiveness of our business plan is not forthcoming, we will not be able to continue business operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

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WE HAVE YET TO EARN REVENUE AND OUR ABILITY TO SUSTAIN OUR OPERATIONS IS DEPENDENT ON OUR ABILITY TO RAISE FINANCING.  AS A RESULT, THERE IS SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

We have accrued net losses of $291 for the period from our inception on November 29, 2010 to December 31, 2010, and have no revenues as of this date. Our future is dependent upon our ability to obtain financing and upon future profitable operations in the GPS tracking business. Further, the finances required to fully develop our plan cannot be predicted with any certainty and may exceed any estimates we set forth. These factors raise substantial doubt that we will be able to continue as a going concern M&K CPAS, PLLC our independent registered public accounting firm, has expressed substantial doubt about our ability to continue as a going concern. This opinion could materially limit our ability to raise additional funds by issuing new debt or equity securities or otherwise. If we fail to raise sufficient capital when needed, we will not be able to complete our business plan. As a result we may have to liquidate our business and you may lose your investment. You should consider our independent registered public accountant’s comments when determining if an investment in Charlie GPS Inc. is suitable.

If we experience a shortage of funds prior to funding we may utilize funds from Jarnes Khorozian, our sole officer and director, who has informally agreed to advance funds to allow us to pay for professional fees, including fees payable in connection with the filing of this registration statement and operation expenses.  However, Mr. Khorozian has no formal commitment, arrangement or legal obligation to advance or loan funds to the company.  If we are successful in raising the funds from this offering, we plan to commence activities to start our operations. We cannot provide investors with any assurance that we will be able to raise sufficient funds to start our operations.

INVESTORS CANNOT WITHDRAW FUNDS ONCE INVESTED AND WILL NOT RECEIVE A REFUND.

Investors do not have the right to withdraw invested funds. Subscription payments will be paid to Charlie GPS Inc. and held in our corporate bank account if the Subscription Agreements are in good order and the investor is accepted as an investor by the Company. Therefore, once an investment is made, investors will not have the use or right to return of such funds.

OUR BUSINESS CAN BE AFFECTED BY CURRENCY RATE FLUCTUATION.

We may source our potential GPS tracking suppliers around the world, so we are affected by changes in foreign exchange rates. To protect our business, we may enter into foreign currency exchange contracts with major financial institutions to hedge the overseas purchase transactions and limit our exposure to those fluctuations. If we are not able to successfully protect ourselves against those currency rate fluctuations, then our profits on the products subject to those fluctuations would also fluctuate and could cause us to be less profitable or incur losses, even if our business is doing well.

BECAUSE WE WILL IMPORT OUR PRODUCT FROM OVERSEAS, WE CAN BE AFFECTED BY DISRUPTIONS IN DELIVERY.

Because we intend to import GPS units from overseas suppliers and deliver them directly to our customer’s domestic customers, we believe that disruptions in shipping deliveries may affect us. Deliveries of our products may be disrupted through factors such as:

      (1) work stoppages, strikes and political unrest;

      (2) increased inspections of import shipments or other factors causing delays in shipments; and

      (3) economic crises, international disputes and wars.

BECAUSE WE ARE SMALL AND DO NOT HAVE MUCH CAPITAL, OUR MARKETING CAMPAIGN MAY NOT BE ENOUGH TO ATTRACT SUFFICIENT CLIENTS TO OPERATE PROFITABLY. IF WE DO NOT MAKE A PROFIT, WE WILL SUSPEND OR CEASE OPERATIONS.

Due to the fact we are small and do not have much capital, we must limit our marketing activities and may not be able to make our product known to potential customers. Because we will be limiting our marketing activities, we may not be able to attract enough customers to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

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BECAUSE OUR SOLE OFFICER AND DIRECTOR WILL OWN 57.1% OR MORE OF OUR OUTSTANDING COMMON STOCK, IF THE MAXIMUM NUMBER OF OFFERING SHARES ARE SOLD, HE WILL MAKE AND CONTROL CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO MINORITY SHAREHOLDERS.

If the maximum number of shares offered herein are sold, Mr. Khorozian, our sole officer and director, will own 57.1% of the outstanding shares of our common stock. Accordingly, he will have significant influence in determining the outcome of all corporate transactions or other matters, including the election of directors, mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control.  The interests of Mr. Khorozian a may differ from the interests of the other stockholders and may result in corporate decisions that are disadvantageous to other shareholders.

BECAUSE OUR CURRENT PRESIDENT HAS OTHER BUSINESS INTERESTS, HE MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL.

Jarnes Khorozian, our President, currently devotes approximately twenty hours per week providing management services to us. While he presently possesses adequate time to attend to our interest, it is possible that the demands on him from other obligations could increase, with the result that he would no longer be able to devote sufficient time to the management of our business. The loss of Mr. Khorozian to our company could negatively impact our business development.

IF JARNES KHOROZIAN, OUR SOLE OFFICER AND DIRECTOR, SHOULD RESIGN OR DIE, WE WILL NOT HAVE A CHIEF EXECUTIVE OFFICER THAT COULD RESULT IN OUR OPERATIONS SUSPENDING. IF THAT SHOULD OCCUR, YOU COULD LOSE YOUR INVESTMENT.

We extremely depend on the services of our sole officer and director, Jarnes Khorozian, for the future success of our business. The loss of the services of Mr. Khorozian could have an adverse effect on our business, financial condition and results of operations. If he should resign or die we will not have a chief executive officer. If that should occur, until we find another person to act as our chief executive officer, our operations could be suspended. In that event it is possible you could lose your entire investment.

BECAUSE WE DO NOT HAVE AN ESCROW OR TRUST ACCOUNT FOR YOUR SUBSCRIPTION, IF WE FILE FOR BANKRUPTCY PROTECTION OR ARE FORCED INTO BANKRUPTCY, OR A CREDITOR OBTAINS A JUDGMENT AGAINST US AND ATTACHES THE SUBSCRIPTION, YOU WILL LOSE YOUR INVESTMENT.

Your funds will not be placed in an escrow or trust account. Accordingly, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. If a creditor sues us and obtains a judgment against us, the creditor could garnish the bank account and take possession of the subscriptions. As such, it is possible that a creditor could attach your subscription. If that happens, you will lose your investment and your funds will be used to pay creditors.

ANY ADDITIONAL FUNDING WE ARRANGE THROUGH THE SALE OF OUR COMMON STOCK WILL RESULT IN DILUTION TO EXISTING SHAREHOLDERS.

We must raise additional capital in order for our business plan to succeed.  Our most likely source of additional capital will be through the sale of additional shares of common stock. Such stock issuances will cause stockholders' interests in our company to be diluted.  Such dilution will negatively affect the value of an investor's shares.

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RISKS ASSOCIATED WITH THIS OFFERING

OUR PRESIDENT, MR. KHOROZIAN  DOES NOT HAVE ANY PRIOR EXPERIENCE CONDUCTING A BEST-EFFORT OFFERING, AND OUR BEST EFFORT OFFERING DOES NOT REQUIRE A MINIMUM AMOUNT TO BE RAISED. AS A RESULT OF THIS WE MAY NOT BE ABLE TO RAISE ENOUGH FUNDS TO COMMENCE AND SUSTAIN OUR BUSINESS AND INVESTORS MAY LOSE THEIR ENTIRE INVESTMENT.

Mr. Khorozian does not have any experience conducting a best-effort offering. Consequently, we may not be able to raise any funds successfully. Also, the best effort offering does not require a minimum amount to be raised. If we are not able to raise sufficient funds, we may not be able to fund our operations as planned, and our business will suffer and your investment may be materially adversely affected. Our inability to successfully conduct a best-effort offering could be the basis of your losing your entire investment in us.

THE TRADING IN OUR SHARES WILL BE REGULATED BY THE SECURITIES AND EXCHANGE COMMISSION RULE 15G-9 WHICH ESTABLISHED THE DEFINITION OF A “PENNY STOCK.”

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase, if at all.

 WE PLAN TO SELL SHARES IN THIS OFFERING WITHOUT AN UNDERWRITER AND MAY BE UNABLE TO SELL ANY SHARES.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our President, who will receive no commissions. He will offer the shares to friends, family members, and business associates; however, there is no guarantee that he will be able to sell any of shares. Unless he is successful in selling all of the shares and we receive the proceeds from this offering, we may have to seek alternative financing to implement our business plan.

DUE TO THE LACK OF A TRADING MARKET FOR OUR SECURITIES, YOU MAY HAVE DIFFICULTY SELLING ANY SHARES YOU PURCHASE IN THIS OFFERING.

We are not registered on any market or public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the completion of the offering and apply to have the shares quoted on the Over-the-Counter Bulletin Board (“OTCBB”). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. If we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Bulletin Board. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 day grace period if they do not make their required filing during that time.  We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale.  As of the date of this filing, there have been no discussions or understandings between Charlie GPS Inc. and anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

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WE WILL INCUR ONGOING COSTS AND EXPENSES FOR SEC REPORTING AND COMPLIANCE. WITHOUT REVENUE WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE, MAKING IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES, IF AT ALL.

Our business plan allows for the payment of the estimated $8,000 cost of this registration statement to be paid from existing cash on hand.  If necessary, Jarnes Khorozian, our Chairman, has verbally agreed to loan the company funds to complete the registration process. After the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act.

We plan to contact a market maker immediately following the close of the offering and apply to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. The costs associated with being a publicly traded company in the next 12 month will be approximately $10,000. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all. Also, if we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Bulletin Board.

OUR SOLE OFFICER AND DIRECTOR HAS NO EXPERIENCE MANAGING A PUBLIC COMPANY WHICH IS REQUIRED TO ESTABLISH AND MAINTAIN DISCLOSURE CONTROLS AND PROCEDURES AND INTERNAL CONTROL OVER FINANCIAL REPORTING.

We have never operated as a public company. Jarnes Khorozian, our sole officer and director has no experience managing a public company which is required to establish and maintain disclosure controls and procedures and internal control over financial reporting. As a result, we may not be able to operate successfully as a public company, even if our operations are successful. We plan to comply with all of the various rules and regulations, which are required for a public company. However, if we cannot operate successfully as a public company, your investment may be materially adversely affected. Our inability to operate as a public company could be the basis of losing your entire investment in us.

WE LACK A PUBLIC MARKET FOR SHARES OF OUR COMMON STOCK, WHICH MAY MAKE IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES.

There is no public market for shares of our common stock. We cannot guaranty that an active public market will develop or be sustained. Therefore, investors may not be able to find purchasers for their shares of our common stock. Should there develop a significant market for our shares, the market price for those shares may be significantly affected by such factors as our financial results and introduction of new products and services.  Factors such as announcements of new services by us or our competitors and quarter-to-quarter variations in our results of operations, as well as market conditions in our sector may have a significant impact on the market price of our shares. Further, the stock market has experienced extreme volatility that has particularly affected the market prices of the stock of many companies and such volatility may be unrelated or disproportionate to the operating performance of those companies.

FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as “anticipate”, “believe”, “plan”, “expect”, “future”, “intend”, and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the “Risk Factors” section and elsewhere in this prospectus.

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USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.01. The following table sets forth the uses of proceeds assuming the sale of 50% and 100%, respectively, of the securities offered for sale by the Company.  There is no assurance that we will raise the full $60,000 as anticipated.

	$30,000	$60,000
Legal and professional fees	$10,000	$10,000
Website development/promo material/server	$3,300	$4,300
Establishing an office,	$2,000	$2,000
Purchase GPS units	$9,000	$27,000
Logo design and paint	$1,000	$1,000
Marketing and advertising	$600	$1,700
Miscellaneous expenses	$4,100	$14,000

 The above figures represent only estimated costs.  If necessary, Jarnes Khorozian, our sole officer and director, has verbally agreed to loan the company funds to complete the registration process. Also, these loans would be necessary if the proceeds from this offering will not be sufficient to implement our business plan and maintain reporting status and quotation on the OTC Electronic Bulletin Board. Mr. Khorozian will not be repaid from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Mr. Khorozian. Mr. Khorozian will be repaid from revenues of operations if and when we generate revenues to pay the obligation.

DETERMINATION OF OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us.  The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company.  In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plan.  Accordingly, the offering price should not be considered an indication of the actual value of the securities.

DILUTION

The price of the current offering is fixed at $0.01 per share. This price is significantly higher than the price paid by the Company’s sole director and officer for common equity on December 29, 2010.  Jarnes Khorozian, the Company’s sole officer and director, paid $.001 per share for the 8,000,000 shares of common stock he purchased from the Company in December 2010.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

As of December 31, 2010, the net tangible book value of our shares of common stock was $7,709 or approximately $0.001 per share based upon 8,000,000 shares outstanding.

If 100% of the Shares Are Sold:

Upon completion of this offering, in the event all of the shares are sold, the net tangible book value of the 14,000,000 shares then outstanding will be $59,709 or approximately $0.0043 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.0033 per share without any additional investment on their part. Investors in the offering will incur an immediate dilution from $0.01 per share to $0.0043 per share.

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After completion of this offering, if 6,000,000 shares are sold, investors in the offering will own 42.86% of the total number of shares then outstanding for which they will have made cash investment of $60,000, or $0.01 per share. Both the 42.86% ownership and $60,000 cash investment are in the aggregate. Our existing stockholder will own 57.14% of the total number of shares then outstanding, for which they have made contributions of cash totaling $8,000.00 or $0.001 per share.

If 50% of the Shares Are Sold

Upon completion of this offering, in the event 3,000,000 shares are sold, the net tangible book value of the 11,000,000 shares to be outstanding will be $29,709, or approximately $0.0027 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.0017 per share without any additional investment on their part. Investors in the offering will incur an immediate dilution from $0.01 per share to $0.0027 per share.

After completion of this offering investors in the offering will own approximately 27.27% of the total number of shares then outstanding for which they will have made cash investment of $30,000, or $0.01 per share. Both the 27.27% ownership and $30,000 cash investment are in the aggregate. Our existing stockholder will own approximately 72.72% of the total number of shares then outstanding, for which they have made contributions of cash totaling $8,000.00 or $0.001 per share.

The following table compares the differences of your investment in our shares with the investment of our existing stockholders.

Existing Stockholders if 50% of Shares are Sold:

Price per share	$0.001
Net tangible book value per share before offering	$0.001
Potential gain to existing shareholders	$22,000
Net tangible book value per share after offering	$0.0027
Increase to present stockholders in net tangible book value per share
after offering	$0.0017
Capital contributions	$8,000
Number of shares outstanding before the offering	8,000,000
Number of shares after offering assuming the sale of 50% of shares	11,000,000
Percentage of ownership after offering	72.72%
Existing Stockholders if all of the Shares are Sold:

Price per share	$0.001
Net tangible book value per share before offering	$0.001
Potential gain to existing shareholders	$52,000
Net tangible book value per share after offering	$0.0043
Increase to present stockholders in net tangible book value per share
after offering	$0.0033
Capital contributions	$8,000
Number of shares outstanding before the offering	8,000,000
Number of shares after offering assuming the sale of the maximum
number of shares	14,000,000
Percentage of ownership after offering	57.14%
Purchasers of Shares in this Offering if all 100% Shares Sold

Price per share	$0.01
Dilution per share	$0.0057
Capital contributions	$60,000
Number of shares after offering held by public investors	6,000,000
Percentage of capital contributions by existing shareholders	11.76%
Percentage of capital contributions by new investors	88.24%
Percentage of ownership after offering	42.86%
Purchasers of Shares in this Offering if 50% of Shares Sold

Price per share	$0.01
Dilution per share	$0.0073
Capital contributions	$30,000
Percentage of capital contributions by existing shareholders	21.05%
Percentage of capital contributions by new investors	78.95%
Number of shares after offering held by public investors	3,000,000
Percentage of ownership after offering	27.27%

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MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

PLAN OF OPERATION

As of December 31, 2010, our cash balance is $8,000. We may not be able to raise sufficient funds from this offering to sustain our operations.  Jarnes Khorozian, our Chairman, President, and Secretary, has informally agreed to advance funds to allow us to pay for offering costs, filing fees, and professional fees.  Mr. Khorozian, however, has no formal commitment, arrangement or legal obligation to advance or loan funds to the company.   We do not currently have any arrangements for additional financing. Our principal executive offices are located at 101 Ridge rd North Arlington NJ 07031.  Our phone number is (201) 401-4237

Our independent registered public accountant has issued a going concern opinion.  This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills.  This is because we have not generated revenues and no revenues are anticipated until we complete our initial business development. There is no assurance we will ever reach that stage.

To meet our need for cash we are attempting to raise money from this offering. We believe that we will be able to raise enough money through this offering to expand operations but we cannot guarantee that once we expand operations we will stay in business after doing so.  If we are unable to successfully find customers we may quickly use up the proceeds from this offering and will need to find alternative sources. At the present time, we have not made any arrangements to raise additional cash, other than through this offering.

If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash, or cease operations entirely.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

After the effectiveness of our registration statement by the Securities and Exchange Commissions, we intend to concentrate our efforts on raising capital.  During this period, our operations will be limited due to the limited amount of funds on hand.  Upon completion of our public offering, our specific goal is to profitably sell GPS units. Our plan of operations following the completion is as follows:

After the effectiveness of our registration statement by the Securities and Exchange Commissions, we intend to concentrate our efforts on raising capital.  During this period, our operations will be limited due to the limited amount of funds on hand.  Upon completion of our public offering, our specific goal is to profitably rent automobiles. Our plan of operations following the completion is as follows:

SET UP OFFICE AND TEST FIRST UNITS

Period: 1st -2nd months

The steps in this milestone are as follows:

1. Install and test our first GPS units on the cars of the dealerships with which we have agreements.

2. Establish our working place and office.

3. Print advertising materials such as brochure explaining how our system works and advantage of installing it.

Minimum expenses: Computer (laptop) $1,000, office table and chairs $1,000. Printing of brochures $500. Total: $2,500.

DEVELOP OUR WEBSITE AND DISTRIBUTE PROMOTIONAL MATERIAL

Period: 3rd - 4th months

The steps in this milestone are as follows:

1. Hire an independent contractor to develop our website. Our website will be used to list our services and our contact information.

2. Distribute printed materials at used car dealership, car financing companies, companies with fleet of cars or vans.

3. We plan to enter into an agreement with wholesale auto auctions (ADESA New Jersey and Manheim New Jersey) to put our table with advertising materials at the auction lobby.

Minimum expenses: Developing of web site $1,000, hosting (www.mewebhost.com) $100 per year, domain (www.joker.com) $100. Total: $1,200.

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PURCHASE ADDITIONAL GPS UNITS

Period:  5th - 6th months

We plan to purchase twenty (30) GPS units to install on our customers cars. Also we are planning to buy fifteen (20) GPS trucking units for reselling to clients for personal use. The personal tracker is designed to increase the personal safety of an individual by tracking his/her movement. The individual’s location can be displayed on an area map on a PC or mobile phone.

We are planning to buy from up to 50x$60=$3,000

Total cost: (50x$60 =$3,000).

SET UP OUR OWN SERVER

Period: 7th-8th months

Our GPS unit receives signal from GPS satellite and calculates position of the car. Then GPS unit sends real-time data via wireless network to web server. Until this point in our business plan we plan to use our GPS supplier’s server. To increase effectiveness and stability and to be more independent we plan to set up our own server with software. Our customers will get locations of their car via access on our web site with login and password. We will purchase own servers and power backup.

Minimum expenses: Cost for server is $1,000. Back up unit costs $200. Software costs $200. We will need to hire a company to maintain internet security of our server. Estimated cost is $200 per month. Total: $1,600.

DESIGN AND PAINT LOGO, BEGIN ONSITE INSTALLATION

Period: 8th month

We plan to begin onsite installation of GPS trackers at customer place. We hope to gain a competitive advantage by offering onsite installation since no other company in the area offers this service yet. This installation will be performed by our president until we hire additional personnel.  However, it is possible that our competitors will copy our strategy and also offer onsite installation. If this happens, we will lose our competitive advantage. At this time, we plan to design a company logo and paint it on our president’s car. Estimated cost to design and paint logo is $1,000.

ADVERTISE AND BUY ADDITIONAL GPS UNITS

Period: 9th-10th month.

We plan to advertise on web sites for used car dealers such as:

1. www.bhphinfo.com, cost: $300 per year.

2. www.yellowpages.com, cost: $300 per year.

Total minimum expenses: $600.

HIRE SALES PERSON AND SERVICE PERSON, BUY ADDITIONAL GPS UNITS

Period: 11th -12th months.

Cost: 10% commission from gross revenue

Cost: $3,000-$8,000

We are planning to buy up to 50 GPS units (50x$60=$3,000).  Total minimum expenses $3,000

We plan to hire one sales person to help us deal with customer service. We will also hire one service person to help us with onsite installation of our GPS units.  Jarnes Khorozian, our president will be devoting approximately 40% of his business time to our operations. Once we expand operations, and are able to attract more customers to purchase our product, Jarnes Khorozian has agreed to commit more time as required. Because Jarnes Khorozian will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to him. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a cessation of operations.

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OFF-BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL

There is no historical financial information about us upon which to base an evaluation of our performance. We are in start-up stage operations and have not generated any revenues. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholders.

Results of operations

From Inception on November 29, 2010 to December 31, 2010

During the period we incorporated the company, prepared a business plan, researched GPS manufacturers and negotiated price and conditions with them. Subsequent to December 31, 2010 we purchased 20 GPS units and executed two Service Contracts with used car dealers that will use our GPS units to locate their cars. Our loss since inception is $291.  We have not meaningfully commenced our proposed business operations and will not do so until we have completed this offering and raised sufficient funding.

Since inception, we have sold 8,000,000 shares of common stock to our sole officer and director for net proceeds of $8,000.

 LIQUIDITY AND CAPITAL RESOURCES

As of December 31, 2010, the Company had $8,000 cash and our liabilities were $291, comprising $291 owed to Jarnes Khorozian, our sole officer and director.  The available capital reserves of the Company are not sufficient for the Company to remain operational.

Since inception, we have sold 8,000,000 shares of common stock in one offer and sale, which was to our sole officer and director, at a price of $0.001 per share, for aggregate proceeds of $8,000.

We cannot guarantee that we will be able to sell all the shares required. If we are successful, any money raised will be applied to the items set forth in the Use of Proceeds section of this prospectus.  We will attempt to raise the necessary funds to proceed with all phases of our plan of operation.  The sources of funding we may consider to fund this work include a public offering, a private placement of our securities or loans from our director or others.

As of the date of this registration statement, the current funds available to the Company should be sufficient to continue maintaining our reporting status until we raise funds from this offering.  In case raising funds will take longer than planned, or our short term expenses exceed our expectations, the company’s sole officer and director, Jarnes Khorozian, has indicated that he may be willing to provide funds required to maintain the reporting status in the form of a non-secured loan until minimum required proceeds are obtained by the Company. However, there is no contract in place or written agreement securing this agreement. Management believes if the company cannot maintain its reporting status with the SEC it will have to cease all efforts directed towards the company. As such, your investment previously made may be lost in its entirety.

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Our auditors have issued a “going concern” opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital.  No substantial revenues are anticipated until we have completed the financing from this offering and implemented our plan of operations. Our only source for cash at this time is investments by others in this offering. We must raise cash to implement our strategy and stay in business. The amount of the offering will likely allow us to operate for at least one year and have the capital resources required to cover the material costs with becoming a publicly reporting. The company anticipates over the next 12 months the cost of being a reporting public company will be approximately $10,000.

Management believes that the net proceeds, assuming a minimum of $30,000 is raised (provided that we are not required to raise any minimum amount of funding in the offering), will be sufficient to implement our initial plan of operations in the 12 month period. However, after one year we may need to raise additional financing.

We will be highly dependent upon the success of future private offerings of equity or debt securities, as described herein. Therefore, the failure thereof would result in the need to seek capital from other resources such as taking loans, which would likely not even be possible for the Company. However, if such financing were available, because we are a development stage company with no operations to date, we would likely have to pay additional costs associated with high risk loans and be subject to an above market interest rate. At such time these funds are required, management would evaluate the terms of such debt financing. If the Company cannot raise additional proceeds via a private placement of its equity or debt securities, or secure a loan, the Company would be required to cease business operations.  As a result, investors would lose all of their investment.

We will have to meet all the financial disclosure and reporting requirements associated with being a publicly reporting company. The Company’s management will have to spend additional time on policies and procedures to make sure it is compliant with various regulatory requirements, especially that of Section 404 of the Sarbanes-Oxley Act of 2002.  This additional corporate governance time required of management could limit the amount of time management has to implement is business plan and impede the speed of its operations.

SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The Company reports revenues and expenses using the accrual method of accounting for financial and tax reporting purposes.

USE OF ESTIMATES

Management uses estimates and assumption in preparing these financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.

DEPRECIATION, AMORTIZATION AND CAPITALIZATION

The Company records depreciation and amortization using  straight-line methods over the estimated useful life of the assets (five to seven years). Expenditures for maintenance and repairs are charged to expense as incurred. Additions, major renewals and replacements that increase the property’s useful life are capitalized. Property sold or retired, together with the related accumulated depreciation is removed from the appropriated accounts and the resultant gain or loss is included in net income

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INCOME TAXES

Charlie GPS Inc. accounts for its income taxes in accordance with FASB ASC 740-10-05-6, a liability method is used whereby deferred tax assets and liabilities are determined based on temporary differences between basis used of financial reporting and income tax reporting purposes. Income taxes are provided based on tax rates in effect at the time such temporary differences are expected to reverse. A valuation allowance is provided for certain deferred tax assets if it is more likely than not, that the Company will not realize the tax assets through future operations.

FAIR VALUE OF FINANCIAL INSTRUMENTS

Accounting Standards Codification Topic 820, “Disclosures About Fair Value of Financial Instruments”, requires the Company to disclose, when reasonably attainable, the fair market values of its assets and liabilities which are deemed to be financial instruments. The Company’s financial instruments consist primarily of cash.

PER SHARE INFORMATION

The Company computes per share information by dividing the net loss for the period presented by the weighted average number of shares outstanding during such period.

DESCRIPTION OF BUSINESS

Charlie GPS Inc. plans to operate in the GPS tracking business. We plan to offer vehicle tracking devices comprising of hardware and software.

Components of Charlie GPS Inc.’s tracking system include:

• GPS satellite. Maintained by the USA government, free for anyone with a GPS receiver.

• GPS tracking unit. To be provided by Shenzhen Tianling Electronics Technology Co. Ltd.

•             SIM card. (prepaid).

• Cellular connection, Any cellular provider..

• Internet connection. Customer can choose any provider.

• Base station (server). To be provided by Shenzhen Tianling Electronics Technology Co. Ltd.

• Software.  To be provided by Shenzhen Tianling Electronics Technology Co. Ltd

Explanation how our system works:

GPS units will be installed by us in customer’s car. GPS unit receives signal from GPS satellite and calculates position of the car. Our GPS unit has M2M (Machine to Machine) SIM card. This SIM card will send real-time data to a wireless network, which connects to the internet Base station (web server). The data is analyzed and processed by the software. User may view position of his vehicle on a Geographic map by logging into our web server.

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GPS system and GPS satellite

The Global Positioning System (GPS) is a satellite-based navigation system made up of a network of 24 satellites placed into orbit by the U.S. Department of Defense. GPS works in any weather, conditions, anywhere in the world, 24 hours a day. GPS receivers use the information to calculate the user's location by the method of triangulation. Basically, the GPS receiver compares the time a signal was transmitted by a satellite with the time it was received. The time difference tells the GPS receiver how far away the satellite is. The receiver must lock onto the signal of at least three satellites to calculate a 2-D position, the latitudinal and longitudinal position, and track movement. Using four or more satellites, the receiver can determine the user's 3-D position, the latitude, longitude, and altitude. Once the position has been determined, the GPS unit can calculate other information such as speed, track, trip distance, bearing and more.

GPS Tracking Unit

A GPS tracking unit is a device that uses the Global Positioning System to determine the precise location of a vehicle, person, or any other asset to which it is attached and to record the position of the asset at regular intervals. The recorded location data can be stored within the tracking unit, or it may be transmitted to a web server, using a cellular network (GSM/CDMA). This allows the asset's location to be displayed against a map backdrop either in real-time or when analyzing the track later, using customized software.

Base Station (server)

The Base Station has an in-built Web Server. If primary communication channel (usually GPRS) is not available for certain period, back-up channel (usually SMS) is used to send the critical real-time information. All information is forwarded when the primary channel becomes available so no data is lost. The data captured by the tracking unit installed in the vehicle/moving asset and transmitted to the server at the base station through the mobile network is analyzed and processed by the software which in real time tracking into your web page through a service such as Google Maps.  The position information received from each vehicle is stored in the database. User may view his vehicle on a Geographic map by logging into the web server. He can view his vehicle/s as long as he is connected to the website.

CUSTOMERS

We will concentrate the promotion of our services to businesses such as: used car dealership with BUY HERE PAY HERE (BHPH) services and non-banking financial institution. Our product is designed for lenders who are principally concerned with asset protection and recovery technology at an economical price. Lenders can login to our website where they can manage their vehicles with GPS units: perform tracking, establish Geofencing, and send remote wireless car disable commands. GPS trucking is popular in used car financing area. To recover car from nonpaying customers cars need to be located. Improved collection methods and payment protection technology are in the interest of both the finance company and the consumer. An improvement in payments made by consumers improves their credit ratings and ultimately the commercial wellbeing of the loan company itself. With better collection strategies, loan companies will have more capital to loan out. Customers are more likely to borrow again if they had a satisfactory or respectful collection experience.

We believe that the key to efficient collection activity is a more strategic approach to collection – one that changes consumer behaviour aided by new technologies. The return on an investment in improved collection strategies and new payment protection technologies bears out in the numbers.

Our products and services are aimed to enable the vehicle finance industry to ensure timely loan payments and to expedite collateral recovery after loan default or skip, which has significantly increased our customer's profits, lowered their portfolio risk and increased their revenues by enabling them to offer loans to a broader range of applicants.

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CONCLUSION: REASONS TO USE GPS TRACKING

• Reduces the cost of expensive and time-consuming repossessions.

• Protects dealerships against those customers who fail to pay on their loan.

• Allows dealerships to be more flexible when approving auto loans.

PERSONAL GPS TRACKERS

In addition to car tracking devices, we plan to distribute personal trackers. Personal GPS trackers customers’ base:

• Parents track their children for security and safety reasons.

• Runners, walkers, bikers and hikers use the GPS Tracking System for safety, security, and to challenge themselves with improving their time, distance, and/or route.

• Tracking those with Autism or Alzheimer and those that are developmentally disabled for safety reasons.

• Boaters and water sports enthusiasts use GPS Tracking Devices primarily for security reasons. Travelers use personal GPS Tracking Device to track their luggage, valuable assets, and themselves for safety reasons, security reasons, and to catalogue their travels so that they can better journal and share more details of their trip with friends and family.

• Animal owners track their pets for safety and security reasons.

MARKET ANALYSIS

According to www.cars.com there are approximately 391 used car dealership within 20 miles of our location in North Arlington, New Jersey. Our plan is to advertise our product to these dealerships. Starter interrupt devices and GPS tracking devices are becoming a fixture in the auto credit landscape. GPS devices have gained traction and increasing acceptance by auto creditors. Increasing numbers of lenders refuse to finance the used car without tracking devices.

FEATURES OF OUR PRODUCT/SERVICE

1. We plan to offer mobile, onsite installation of GPS units.

2. We are going to offer geofencing--restricting the movement of a vehicle to within a specified area. The location of the vehicle is monitored by telemetry and an alarm is raised if it goes outside that area. The alarm notifies the Base Station (server) about the action. The Base Station will send signal to dealership or financial institution managers PC/mobile phone. Charlie GPS Inc will offer the option to disable and enable a vehicle’s starter circuitry. This will allow a dealer to disable vehicle until payment is received.

Our BHPH system helps avoid late payments:

• Once the system is installed, lenders can use the Warn feature to remind the driver that their payment is overdue.    The driver will hear a loud beeping for a full 30 seconds every time they start the car once enabled.

• Lenders can disable vehicles when their late payment goes past a "grace period", by remotely disabling the starter.

• Lenders can re-activate vehicles after payment has been made.

Promotional Strategies

1. We plan to offer two months free trial for our new customers. If customers are not satisfied with our product they will have the option to return the product for a full refund.

2. We plan to place our advertising material at various car auctions.  Auto auction are known for large attendance of auto dealers who can potentially become our clients.

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LOCATION

Our location, 101 Ridge road North Arlington NJ, 07031 is visible from busy highway and has easy access to approximately 400 car dealerships within 20 miles of North Arlington.

Competition

We do not know of any companies who are our competitors within 50 miles of North Arlington area for installing GPS units at used car dealerships. We found no local GPS companies on www.google.com, yellow pages and Yahoo local. However we have found companies on internet which ship their GPS units. Although these companies do not have on sight installation, their prices are lower than ours. It is possible that our clients will chose to purchase from these competitors due to the lower price. The list of competitors includes RCI Wireless Control Inc., PayTeck, and Cal Amp who offer GPS units priced around $150 per unit and service plan fees ranging from free to $20 per month.

We will rely on the long term relationships of our president with local businesses and community to establish our customer base.

Charlie GPS Inc. has Service Contracts in place with following used car dealerships:

1) Accredited Motorcars Inc. 210 Route 46 West Little Ferry NJ 07031

2) ASH Auto Sales, 4 Route 22 East Hillside NJ 07205

The material terms of the Service Contracts are the following:

In order to use the Company’s services (the “Services”), the subscriber or the third-party who sold the subscriber the enabled device (the “Subscriber”) must pay Service use fees (some products include the applicable fees in their sales price) in order for Subscriber to register for the Service. Copies of the Service Contracts are filed as Exhibit 10.1 to this registration statement.

REVENUE AND COSTS PER EACH GPS UNIT

Our GPS tracking unit provider Shenzhen Tianling Electronics Technology Co. Ltd agreed to sell us GPS units at $60 per unit.  To connect the GPS units with our Base station we have to use cellular  provider (our cost of one year of service per unit per year is $80).We hope to resell units for $250 with 12 months plan service. We are expecting to have a $110 mark up per GPS unit. Our sole source of revenue from operating will be selling of GPS units.

Our additional expenses are outlined in the “Use of Proceeds Section” To stay profitable; we will need to increase our sale of GPS units. The number of GPS units that we purchase will depend on the amount of funds that we raise with this offering.  Thereafter, we will continue to purchase additional GPS units with the proceeds from the revenue that we generate.

Employees; Identification of Certain Significant Employees.

We have no employees other than our sole officer and director, Jarnes Khorozian who currently devotes approximately twenty hours per week to company matters. We intend to hire employees on an as needed and funding permitting basis.

Offices

Our business office is located at 101 Ridge Road North Arlington NJ 07031.  This is the office provided by our sole officer and director, Jarnes Khorozian.  Our telephone number is (201)401-4237.

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Government Regulation

We believe that we will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the business of distribution GPS tracking units in any jurisdiction which we would conduct activities.

Legal Proceedings

We are not currently a party to any legal proceedings, and we are not aware of any pending or potential legal actions.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS

The names, ages and titles of our executive officers and directors are as follows:

Name and Address of Executive Officer and/or Director	Age	Position

Jarnes Khorozian 101 Ridge rd North Arlington , NJ 07031	47	President, Secretary, Treasurer and Director

Jarnes Khorozian has acted as our President, Secretary, Treasurer and sole Director since our incorporation on November 29, 2010. From 1993 till March 1997 he worked as mechanic at Sunoco service station 956 Clifton Avenue at Clifton, NJ. March 1997 till present Mr. Jarnes Khorozian owned and operated Charlie Auto Repair, Inc., a private auto repair company. With over than 20 years of experience in auto repair and customer service Mr. Jarnes Khorozian has the completed a number of seminars and certifications in the area of auto repair. Some of them are: ASE Refrigerant Recovery & Recycling Certificate, Most Improved Appearance Contest by PPC Inc, Automotive Temperature Seminar completion, Late Model ABS System and Advanced Brake Diagnostics Technical Seminar completion.

TERM OF OFFICE

Each of our directors is appointed to hold office until the next annual meeting of our stockholders or until his respective successor is elected and qualified, or until he resigns or is removed in accordance with the provisions of the Nevada Revised Statues.  Our officers are appointed by our Board of Directors and hold office until removed by the Board or until their resignation.

Independence of Directors

We are not required to have independent members of our Board of Directors, and do not anticipate having independent Directors until such time as we are required to do so.

Committees of the Board

Our Company currently does not have nominating, compensation or audit committees or committees performing similar functions, nor does our Company have a written nominating, compensation or audit committee charter. Our Directors believe that it is not necessary to have such committees, at this time, because the functions of such committees can be adequately performed by the sole director.

Our Company does not have any defined policy or procedural requirements for shareholders to submit recommendations or nominations for Directors. The sole director believes that, given the stage of our development, a specific nominating policy would be premature and of little assistance until our business operations develop to a more advanced level. Our Company does not currently have any specific or minimum criteria for the election of nominees to the sole director and we do not have any specific process or procedure for evaluating such nominees. The sole director, will assess all candidates, whether submitted by management or shareholders, and make recommendations for election or appointment.

A shareholder who wishes to communicate with our sole director may do so by directing a written request addressed to our president and director, at the address appearing on the first page of this prospectus.

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CORPORATE GOVERNANCE

The Company promotes accountability for adherence to honest and ethical conduct; endeavors to provide full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with the Securities and Exchange Commission (the “SEC”) and in other public communications made by the Company; and strives to be compliant with applicable governmental laws, rules and regulations. The Company has not formally adopted a written code of business conduct and ethics that governs the Company’s employees, officers and Directors as the Company is not required to do so.

In lieu of an Audit Committee, the Company’s sole director is responsible for reviewing and making recommendations concerning the selection of outside auditors, reviewing the scope, results and effectiveness of the annual audit of the Company's financial statements and other services provided by the Company’s independent public accountants. The sole director reviews the Company's internal accounting controls, practices and policies.

EXECUTIVE COMPENSATION

MANAGEMENT COMPENSATION

The following tables set forth certain information about compensation paid, earned or accrued for services by our President, and Secretary and all other executive officers (collectively, the “Named Executive Officers”) from inception on November 29, 2010 until December 31, 2010:

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation ($)	All Other Compensation ($)	Total ($)

Jarnes Khorozian, President, Treasurer and Secretary	2010	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

There are no current employment agreements between the company and its officers.

Mr. Khorozian currently devotes approximately twenty hours per week to manage the affairs of the Company.  He has agreed to work with no remuneration until such time as the company receives sufficient revenues necessary to provide management salaries.  At this time, we cannot accurately estimate when sufficient revenues will occur to implement this compensation, or what the amount of the compensation will be.

There are no annuity, pension or retirement benefits proposed to be paid to the officer or director or employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the company or any of its subsidiaries, if any.

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Director Compensation

The following table sets forth director compensation for the period from November 29, 2010 through December 31, 2010:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Jarnes Khorozian	-0-	-0-	-0-	-0-	-0-	-0-	-0-

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Jarnes Khorozian will not be paid for any underwriting services that he performs on our behalf with respect to this offering.

On December 29, 2010, we issued a total of 8,000,000 shares of restricted common stock to Jarnes Khorozian, our sole officer and director in consideration of $8,000.

Further, Mr. Khorozian has advanced funds to us. As of December 31, 2010, Mr. Khorozian advanced us $291. Mr. Khorozian will not be repaid from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Mr. Khorozian. Mr. Khorozian will be repaid from revenues of operations if and when we generate revenues to pay the obligation. There is no assurance that we will ever generate revenues from our operations. The obligation to Mr. Khorozian does not bear interest; imputed interests were calculated and determine to be immaterial.  There is no written agreement evidencing the advancement of funds by Mr. Khorozian or the repayment of the funds to Mr. Khorozian. The entire transaction was oral.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of February 15, 2011 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) our director, and or (iii) our officer.  Unless otherwise indicated, the stockholder listed possesses sole voting and investment power with respect to the shares shown.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage

Common Stock	Jarnes Khorozian 101 Ridge road , North Arlington, NJ 07524	8,000,000 shares of common stock (direct)	100%

(1) A beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares).  In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided.  In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.  As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding on February 15, 2011.  As of February 15, 2011, there were 8,000,000 shares of our common stock issued and outstanding.

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PLAN OF DISTRIBUTION

Charlie GPS Inc. has 8,000,000 shares of common stock issued and outstanding as of the date of this prospectus.  The Company is registering an additional of 6,000,000 shares of its common stock for sale at the price of $0.01 per share. There is no arrangement to address the possible effect of the offering on the price of the stock.

In connection with the Company’s selling efforts in the offering, Jarnes Khorozian will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Mr. Khorozian is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Mr. Khorozian will not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Mr. Khorozian is not, nor has he been within the past 12 months, a broker or dealer, and he is not, nor has he been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Mr. Khorozian will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Mr. Khorozian will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

Charlie GPS Inc will receive all proceeds from the sale of the 6,000,000 shares being offered. The price per share is fixed at $0.01 for the duration of this offering.  Although our common stock is not listed on a public exchange or quoted over-the-counter, we intend to seek to have our shares of common stock quoted on the Over-the Counter Bulletin Board. In order to be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved.  However, sales by the Company must be made at the fixed price of $0.01 until a market develops for the stock.

The Company’s shares may be sold to purchasers from time to time directly by and subject to the discretion of the Company. Further, the Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares of common stock sold by the Company may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $0.01 per share.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which Charlie GPS Inc. has complied.

In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

Charlie GPS Inc will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states) which we expect to be $8,000.

The shares of common stock being offered by us have not been registered for sale under the securities laws of any state as of the date of this prospectus.

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DESCRIPTION OF SECURITIES

GENERAL

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share. As of February 28, 2011, there were 8,000,000 shares of our common stock issued and outstanding those were held by one registered stockholder of record, our sole officer and Director.

COMMON STOCK

The following is a summary of the material rights and restrictions associated with our common stock.

The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote. Please refer to the Company’s Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of the Company’s securities.

PREFERRED STOCK

We do not have an authorized class of preferred stock.

SHARE PURCHASE WARRANTS

We have not issued and do not have any outstanding warrants to purchase shares of our common stock.

OPTIONS

We have not issued and do not have any outstanding options to purchase shares of our common stock.

CONVERTIBLE SECURITIES

We have not issued and do not have any outstanding securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

ANTI-TAKEOVER LAW

Currently, we have no Nevada shareholders and since this offering will not be made in the State of Nevada, no shares will be sold to its residents. Further, we do not do business in Nevada directly or through an affiliate corporation and we do not intend to do so. Accordingly, there are no anti-takeover provisions that have the affect of delaying or preventing a change in our control.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

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INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Bylaws provide that we will indemnify an officer, director, or former officer or director, to the full extent permitted by law. We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by one of our director, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest exceeding $50,000, directly or indirectly, in the Company or any of its parents or subsidiaries.  Nor was any such person connected with Charlie GPS Inc. or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

EXPERTS

The validity of the issuance of the shares of common stock offered by us has been passed upon by The Loev Law Firm, P.C. located in Bellaire, Texas.

M&K CPAS, PLLC our independent registered public accounting firm, has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. M&K CPAS, PLLC has presented its report with respect to our audited financial statements.

AVAILABLE INFORMATION

We have not previously been required to comply with the reporting requirements of the Securities Exchange Act. We have filed with the SEC a registration statement on Form S-1 to register the securities offered by this prospectus. For future information about us and the securities offered under this prospectus, you may refer to the registration statement and to the exhibits filed as a part of the registration statement. In addition, after the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act of 1934, as amended.  You may read and copy any reports, statements or other information we file at the SEC’s public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC.  Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room.  Our SEC filings are also available to the public through the SEC Internet site at www.sec.gov.

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CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON

ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in or disagreements with our independent registered public accountant.

FINANCIAL STATEMENTS

     Our fiscal year end is December 31. We will provide audited financial statements to our stockholders on an annual basis; the statements will be prepared by us and audited by M&K CPAS, PLLC.

     Our financial statements from inception to December 31, 2010, immediately follow:

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REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Charlie GPS, Inc.

(A Development Stage Company)

We have audited the accompanying balance sheets of Charlie GPS, Inc. (a development stage company) as of December 31, 2010 and the related statements of operations, changes in stockholders' equity, and cash flows for the period from November 29, 2010 (inception) through December 31, 2010. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Charlie GPS, Inc., as of December 31, 2010, and the results of its operations and cash flows for the periods described above in conformity with U.S. generally accepted principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has incurred a net loss and has no ongoing operations, which raises substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ M&K CPAS, PLLC

www.mkacpas.com

Houston, Texas

February 28, 2011

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CHARLIE GPS INC. (A DEVELOPMENT STAGE COMPANY) BALANCE SHEET
DECEMBER 31, 2010
ASSETS
Current Assets
Cash	$ 8,000
Total current assets	8,000
Total assets	$ 8,000
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Advance from related parties	$ 291
Total current liabilities	291
Total liabilities	291
Stockholders’ Equity
Common stock, $0.001 par value, 75,000,000 shares authorized;
8,000,000 shares issued and outstanding	8,000
Additional paid-in-capital	-
Deficit accumulated during the development stage	(291)
Total stockholders’ equity	7,709
Total liabilities and stockholders’ equity	$ 8,000

The accompanying notes are an integral part of these financial statements.

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CHARLIE GPS INC. (A DEVELOPMENT STAGE COMPANY) STATEMENT OF OPERATIONS
Accumulated From November 29, 2010 (Inception) to DECEMBER 31, 2010
Revenues	$ -
Expenses
General and administrative expenses	291
Total Expense	291
Net loss from operations	(291)
Net loss	$ (291)
Basic and Diluted Loss Per Common Share	$ (0.00)
Weighted Average Number of Common Shares Outstanding	500,000

The accompanying notes are an integral part of these financial statements.

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CHARLIE GPS INC. (A DEVELOPMENT STAGE COMPANY) STATEMENT OF STOCKHOLDERS’ EQUITY From NOVEMBER 29, 2010 (Inception) to DECEMBER 31, 2010
	Number of Common Shares	Amount	Additional Paid-in- Capital	Deficit accumulated During development stage	Total
Balance at November 29, 2010 (Inception)	-	$ -	$ -	$ -	$ -

Common shares issued for cash at $0.001	8,000,000	8,000	-	-	8,000
Net loss				(291)	(291)
Balance as of December 31, 2010	8,000,000	$ 8,000	$ -	$ (291)	$ 7,709

The accompanying notes are an integral part of these financial statements.

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CHARLIE GPS INC. (A DEVELOPMENT STAGE COMPANY) STATEMENT OF CASH FLOWS
From NOVEMBER 29, 2010 (Inception) to DECEMBER 31, 2010
Operating Activities
Net loss	$ (291)
Net cash used in operating activities	(291)
Financing Activities
Loans from related parties - Directors and stockholders	291
Sale of common stock	8,000
Net cash provided by financing activities	8,291
Net increase in cash and equivalents	8,000
Cash and equivalents at beginning of the period	-
Cash and equivalents at end of the period	$ 8,000
Supplemental cash flow information:
Cash paid for:
Interest	$ -
Taxes	$ -
Non-Cash Activities	$ -

The accompanying notes are an integral part of these financial statements.

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CHARLIE GPS INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2010

1. ORGANIZATION AND BUSINESS OPERATIONS

CHARLIE GPS INC was founded in the State of Nevada on November 29, 2010. We are in the GPS tracking system business. The Company is in the development stage as defined under Statement on Financial Accounting Standards Accounting Standards Codification FASB ASC 915-205 "Development-Stage Entities.”  Since inception through November 29, 2010, the Company has not generated any revenue and has accumulated losses of $291.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company have been prepared in accordance with U.S. generally accepted accounting principles.

Going Concern

The financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future.  The Company has incurred losses since inception resulting in an accumulated deficit of $291 as of December 31, 2010 and further losses are anticipated in the development of its business raising substantial doubt about the Company’s ability to continue as a going concern.  The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand and loans from directors and/or private placement of common stock.  These financials do not include any adjustments relating to the recoverability and reclassification of recorded asset amounts, or amounts and classifications of liabilities that might result from this uncertainty.

Cash and Cash equivalents

For purposes of Statement of Cash Flows the Company considers all highly liquid debt instruments purchased with a maturity date of three months or less to be cash equivalents. There are no cash equivalents as of December 31, 2010.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period.  Actual results could differ from those estimates.

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CHARLIE GPS INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2010

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Fair Value of Financial Instruments

Pursuant to ASC 820, Fair Value Measurements and Disclosures and ASC 825, Financial Instruments , an entity is required to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 and 825 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 and 825 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The Company’s financial instruments consist principally of cash and amounts due to related parties. Pursuant to ASC 820 and 825, the fair value of our cash is determined based on “Level 1” inputs, which consist of quoted prices in active markets for identical assets. We believe that the recorded values of all of our other financial instruments approximate their current fair values because of their nature and respective maturity dates or durations.

Income Taxes

The Company follows the liability method of accounting for income taxes.  Under this method, deferred income tax assets and liabilities are recognized for the estimated tax consequences attributable to differences between the financial statement carrying values and their respective income tax basis (temporary differences).  The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

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CHARLIE GPS INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2010

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Basic and Diluted Loss Per Share

The Company computes loss per share in accordance with “ASC-260”, “Earnings per Share” which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic loss per share is computed by dividing net loss available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted loss per share gives effect to all dilutive potential common shares outstanding during the period.  Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive.

The Company has no potential dilutive instruments and accordingly basic loss and diluted loss per share are equal.

Advertising

The Company follows the policy of charging the costs of advertising to expenses incurred. The Company incurred $0 in advertising costs during the period ended December 31, 2010.

Stock-based Compensation

The Company records stock based compensation in accordance with the guidance in ASC Topic 718 which requires the Company to recognize expenses related to the fair value of its employee stock option awards. This eliminates accounting for share-based compensation transactions using the intrinsic value and requires instead that such transactions be accounted for using a fair-value-based method. The Company recognizes the cost of all share-based awards on a graded vesting basis over the vesting period of the award.

Revenue Recognition

The Company recognizes service revenue using four basic criteria that must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectability is reasonably assured. Determination of criteria (3) and (4) are based on management’s judgment regarding the fixed nature of the selling prices of the products delivered and the collectability of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company defers any revenue for which the product has not been delivered or is subject to refund until such time that the Company and the customer jointly determine that the product has been delivered or no refund will be required.

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CHARLIE GPS INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2010

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Accounting Pronouncements

In April 2010, the FASB issued ASU No. 2010-18 regarding improving comparability by eliminating diversity in practice about the treatment of modifications of loans accounted for within pools under Subtopic 310-30 – Receivable – Loans and Debt Securities Acquired with Deteriorated Credit Quality (“Subtopic 310-30”). Furthermore, the amendments clarify guidance about maintaining the integrity of a pool as the unit of accounting for acquired loans with credit deterioration. Loans accounted for individually under Subtopic 310-30 continue to be subject to the troubled debt restructuring accounting provisions within Subtopic 310-40,

Receivables—Troubled Debt Restructurings by Creditors. The amendments in this Update are effective for modifications of loans accounted for within pools under Subtopic 310-30 occurring in the first interim or annual period ending on or after July 15, 2010. The amendments are to be applied prospectively. Early adoption is permitted. We are currently evaluating the impact of this ASU; however, we do not expect the adoption of this ASU to have a material impact on our financial statements.

In February 2010, the FASB issued ASU No. 2010-09 regarding subsequent events and amendments to certain recognition and disclosure requirements. Under this ASU, a public company that is a SEC filer, as defined, is not required to disclose the date through which subsequent events have been evaluated. This ASU is effective upon the issuance of this ASU. The adoption of this ASU did not have a material impact on our financial statements.

In January 2010, the FASB issued ASU No. 2010-06 regarding fair value measurements and disclosures and improvement in the disclosure about fair value measurements. This ASU requires additional disclosures regarding significant transfers in and out of Levels 1 and 2 of fair value measurements, including a description of the reasons for the transfers. Further, this ASU requires additional disclosures for the activity in Level 3 fair value measurements, requiring presentation of information about purchases, sales, issuances, and settlements in the reconciliation for fair value measurements. This ASU is effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years. We are currently evaluating the impact of this ASU; however, we do not expect the adoption of this ASU to have a material impact on our financial statements.

In October 2009, the FASB issued an amendment to the accounting standards related to certain revenue arrangements that include software elements. This standard clarifies the existing accounting guidance such that tangible products that contain both software and non-software components that function together to deliver the product’s essential functionality, shall be excluded from the scope of the software revenue recognition accounting standards. Accordingly, sales of these products may fall within the scope of other revenue recognition standards or may now be within the scope of this standard and may require an allocation of the arrangement consideration for each element of the arrangement. The ASC was effective for the Company upon inception at November 29, 2010. The adoption of this ASU did not have a material impact on our financial statements.

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CHARLIE GPS INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2010

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

In August 2009, the FASB issued an amendment to the accounting standards related to the measurement of liabilities that are recognized or disclosed at fair value on a recurring basis. This standard clarifies how a company should measure the fair value of liabilities and that restrictions preventing the transfer of a liability should not be considered as a factor in the measurement of liabilities within the scope of this standard. The ASC was effective for the Company upon inception at November 29, 2010. The adoption of this ASU did not have a material impact on our financial statements.

In June 2009, the Financial Accounting Standards Board (“FASB”) issued the FASB Accounting Standards Codification (the “ASC”). The ASC has become the single source of non-governmental accounting principles generally accepted in the United States (“GAAP”) recognized by the FASB in the preparation of financial statements. The ASC does not supersede the rules or regulations of the Securities and Exchange Commission (“SEC”), therefore, the rules and interpretive releases of the SEC continue to be additional sources of GAAP for the Company. The Company adopted the ASC upon inception at November 29, 2010. The ASC does not change GAAP and did not have an effect on the Company’s financial position, results of operations or cash flows.

In May 2009, the FASB issued ASC 855-10 entitled “Subsequent Events”. Companies are now required to disclose the date through which subsequent events have been evaluated by management. Public entities (as defined) must conduct the evaluation as of the date the financial statements are issued, and provide disclosure that such date was used for this evaluation. ASC 855-10 provides that financial statements are considered “issued” when they are widely distributed for general use and reliance in a form and format that complies with GAAP. ASC 855-10 is effective for interim and annual periods ending after June 15, 2009 and must be applied prospectively. The adoption of ASC 855-10 did not have a significant effect on the Company’s financial statements. In connection with preparing the accompanying audited financial statements, management evaluated subsequent events through the date that such financial statements were issued (filed with the Securities and Exchange Commission).

3. COMMON STOCK

The authorized capital of the Company is 75,000,000 common shares with a  par value of $ 0.001 per share.

On December 29, 2010, the Company issued 8,000,000  shares  of  common stock at a price of $0.001 per share, to its sole Director, for total cash proceeds of $8,000 . During the period November 29, 2010 (inception) to December 31, 2010, the Company sold a total of 8,000,000 shares of common stock for total cash proceeds of $8,000.

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CHARLIE GPS INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2010

4. DUE TO RELATED PARTY

The Director loaned $291 to the Company to pay for business expenses relating to incorporation fees.  The amount is due on demand, non-interest bearing and unsecured.  Imputed interest has been calculated and determined to be immaterial.

5. INCOME TAXES

As of December 31, 2010, the Company had net operating loss carry forwards of $291 that may be available to reduce future years’ taxable income through 2030. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

Components of net deferred tax assets, including a valuation allowance, are as follows at December 31, 2010:

Year Ended
December 31, 2010
Deferred tax assets:
Net operating loss carry forward	$ 102
Total deferred tax assets	102
Less: valuation allowance	(102)
Net deferred tax assets	$ -

The valuation allowance for deferred tax assets as of December 31, 2010 was $102. In assessing the recovery of the deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income in the periods in which those temporary differences become deductible. Management considers the scheduled reversals of future deferred tax assets, projected future taxable income, and tax planning strategies in making this assessment. As a result, management determined it was more likely than not the deferred tax assets would not be realized as of December 31, 2010.

Reconciliation between the statutory rate and the effective tax rate is as follows at December 31, 2010:

2010
Federal statutory tax rate	(35)%
Permanent difference and other	35%
Effective tax rate	-%

6. SUBSEQUENT EVENTS

On January 23 and Janury 25, 2011 we entered in two service contact with Accredited Motorcars Inc. and ASH Auto Sales  respectively.

On February 15, 2011 the company purchased 20 GPS units from Shenzhen Tianling Electronics Technology Co. Ltd, an independent third party manufacturer in China.

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PROSPECTUS

6,000,000 SHARES OF COMMON STOCK

CHARLIE GPS INC.

_______________

Dealer Prospectus Delivery Obligation

Until _____________ ___, 20___, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs (assuming all shares are sold) of this offering are as follows:

SEC Registration Fee	$6.97
Printing Expenses	$93.03
Accounting Fees and Expenses	$800.00
Auditor Fees and Expenses	$2,800.00
Legal Fees and Expenses	$3,500.00
Transfer Agent Fees	$800.00
TOTAL	$8,000.00

(1) All amounts are estimates, other than the SEC’s registration fee.

ITEM 14. INDEMNIFICATION OF DIRECTOR AND OFFICERS

Charlie GPS Inc’s Bylaws allow for the indemnification of the officer and/or director in regards each such person carrying out the duties of his or her office. The Board of Directors will make determination regarding the indemnification of the director, officer or employee as is proper under the circumstances if he has met the applicable standard of conduct set forth under the Nevada Revised Statutes.

As to indemnification for liabilities arising under the Securities Act of 1933, as amended, for a director, officer and/or person controlling Charlie GPS Inc, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Set forth below is information regarding the issuance and sales of securities without registration since inception.

On December 29, 2010, Charlie GPS Inc offered and sold 8,000,000 share of common stock to our sole officer and director, Jarnes Khorozian, for a purchase price of $0.001 per share, for aggregate offering proceeds of $8,000.  Charlie GPS Inc. made the offer and sale in reliance on the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), on the basis that the securities were offered and sold in a non-public offering to a “sophisticated investor” who had access to registration-type information about the Company. No commission was paid in connection with the sale of any securities and no general solicitations were made to any person.  Mr. Khorozian received “restricted securities.”

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ITEM 16. EXHIBITS

Exhibit Number	Description of Exhibit
3.1.1	Articles of Incorporation of the Registrant
3.2	Bylaws of the Registrant
5.1	Opinion and consent of The Loev Law Firm, PC re: the legality of the shares being registered
10.1	Service Contract with Accredited Motorcars Inc.
10.2	Service Contract with ASH Auto Sales
23.1	Consent of The Loev Law Firm, PC (included in Exhibit 5.1)
23.2	Consent of M&K CPAS, PLLC.

ITEM 17. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on

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Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in North Arlington, New Jersey on March 9, 2011.

CHARLIE GPS INC.

By:	/s/	Jarnes Khorozian
	Name:	Jarnes Khorozian
	Title:	President, Treasurer and Secretary
(Principal Executive, Financial and Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Jarnes Khorozian
Jarnes Khorozian	President, Treasurer, Secretary and Director (Principal Executive, Financial and Accounting Officer)	March 9, 2011

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EXHIBIT INDEX

Exhibit Number	Description of Exhibit
3.1.1	Articles of Incorporation of the Registrant
3.2	Bylaws of the Registrant
5.1	Opinion and consent of The Loev Law Firm, PC re: the legality of the shares being registered
10.1	Service Contract with Accredited Motorcars Inc
10.2	Service Contract with ASH Auto Sales
23.1	Consent of The Loev Law Firm, PC (included in Exhibit 5.1)
23.2	Consent of M&K CPAS, PLLC.

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